UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2023

R F INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Fiscal Year 2022 Bonus

On January 10, 2022, the Board of the Directors (the “Board”) of RF Industries, Ltd. (the “Corporation”) adopted certain quantitative and qualitative corporate goals for the determination of cash and equity bonuses to be paid to certain officers for the 2022 fiscal year ended October 31, 2022 (“fiscal 2022”). On January 11, 2023, the Board reviewed the performance of the various participants under the fiscal 2022 incentive bonus plan and approved bonus payments for the participants based on their varying individual performance levels. The Board determined that the Chief Executive Officer and President Robert Dawson, Chief Financial Officer, Treasurer and Secretary Peter Yin, and Chief Operating Officer Ray Bibisi met certain of the goals established for them under the 2022 incentive bonus plan and, accordingly, the Board granted Mr. Dawson a cash bonus of $243,687, Mr. Yin a cash bonus of $102,713, and Mr. Bibisi a cash bonus of $78,435.

Salary Increase of Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

On January 11, 2023, the Board approved increasing the annual base salary of certain officers, including increasing Mr. Dawson from $435,000 to $445,000, Mr. Yin from $275,000 to $285,000, and Mr. Bibisi from $210,000 to $220,000, with all salary increases to take effect retroactively to January 1, 2023.

Equity Awards

In order to provide long term incentives to the Corporation’s officers and managers, on January 11, 2023, the Board granted participating officers and managers shares of restricted stock and options to purchase the Corporation’s common stock pursuant to the Corporation’s 2020 Equity Incentive Plan. Provided the participating officer or manager is still employed with the Corporation or its subsidiaries on the following dates, the shares of restricted stock and the options shall vest over four years as follows: (i) one-quarter of the restricted shares and options shall vest on January 11, 2024; and (ii) the remaining restricted shares and options shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 11, 2024. The options have a ten-year term and an exercise price of $5.59 per share (which was the closing price of the Corporation’s common stock on the date of grant).

Mr. Dawson, the Corporation’s Chief Executive Officer and President, was granted 31,818 shares of restricted stock and options to purchase 63,636 shares of common stock at an exercise price of $5.59 per share (the closing price of the Corporation’s common stock on the date of grant), Mr. Yin, the Corporation’s Chief Financial Officer, was granted 11,364 shares of restricted stock and options to purchase 22,727 shares of common stock at an exercise price of $5.59 per share, and Mr. Bibisi, the Corporation’s Chief Operating Officer, was granted 5,455 shares of restricted stock and options to purchase 10,909 shares of common stock at an exercise price of $5.59 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2023	By:	/s/ Peter Yin
Peter Yin
Chief Financial Officer